Exhibit 4.2

THIS WARRANT IS SUBJECT TO THE RESTRICTIONS STATED IN THIS DOCUMENT AND CAN BE EXERCISED ONLY AS SPECIFICALLY PERMITTED AND SET FORTH HEREIN.

NUMBER ____________

____________ WARRANTS
(EXERCISE PRICE $1.75 PER SHARE)

NON-TRANSFERABLE WARRANT FOR THE PURCHASE OF SHARES OF

THE COMMON STOCK, PAR VALUE $2.00 PER SHARE OF

# NEW PEOPLES BANKSHARES, INC.

INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA

CUSIP 64801P 12 7
SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that for value received,

pursuant to the terms hereof, New Peoples Bankshares, Inc. ("NPB") hereby grants to the recipient named on the signature page hereof (the "Registered Holder"), the right to purchase that number of shares (the "Shares") of its common stock, Two Dollars ($2.00) par value (the "Common Stock"), specified herein, subject to adjustment as herein specified. This instrument shall govern the rights of the Registered Holder with respect to this right (the "warrant"). All terms and provisions set forth in this warrant agreement shall be read in conjunction with the other terms. This warrant is not transferable except by operation of law. The Registered Holder must read the entire document to understand the applicable restrictions and limitations. This warrant expires and shall be null and void as herein provided and, thereafter, no rights herein given to the Registered Holder of this warrant shall exist. As used herein, the term "NPB" includes any corporation which shall after the date of this document succeed to or assume the obligations of NPB or that shall acquire control of NPB before the expiration hereof. Reference to "Common Shares" means shares of the Common Stock. This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

IN WITNESS WHEREOF, New Peoples Bankshares, Inc. has caused this Warrant Certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED:

NEW PEOPLES BANKSHARES, INC.

ATTEST:

Christopher J. Ashby
SECRETARY AND TREASURER

NEW PEOPLES BANKSHARES, INC.
CORPORATE SEAL
2001
COMMONWEALTH OF VIRGINIA

BY:

Jonathan Mullins
PRESIDENT AND CEO

COUNTERSIGNED
REGISTRAR AND TRANSFER COMPANY
WARRANT AGENT

BY

AUTHORIZED SIGNATURE

LITHO IN U.S.A.

M. BURR KEIM, PHILA.

1. Number of Shares Available Under this Warrant; Exercise Price: Expiration.

1.1 Number of Shares. The Registered Holder is entitled to purchase the number of shares of NPB’s common stock specified on the face of this warrant under the terms of this warrant. NPB shall reserve for issuance to the Registered Holder the shares that can be acquired or exercised pursuant to this warrant. The warrants are being issued pursuant to the offering the terms and conditions of which are set forth in NPB’s Prospectus dated                     2012 (the “Prospectus”) and are incorporated herein by reference. Copies of the Prospectus may be obtained from Registrar and Transfer Company, the Warrant Agent (“RT”).

1.2 Exercise Price. The exercise price (“Purchase Price”) for each share to be acquired by the Registered Holder by exercise of this warrant is $1.75.

1.3 Expiration. This warrant is exercisable upon issuance and at any time thereafter until 5:00 p.m., local time in Cranford, N.J. on                     (the “Expiration Time”). After the Expiration Time, no unexercised portion of this warrant shall be exercisable.

2. No Fractional Shares. In the event that the exercise of this warrant would result in the issuance of a fractional share of common stock (that is, in the issuance of less than one whole share of common stock), the fraction shall be disregarded and the Registered Holder shall not be entitled to any compensation therefor.

3. Adjustments of Number of Shares Issuable Upon Exercise of Warrant. The exercise price and the number of shares underlying the warrant are subject to appropriate adjustment in the even of stock splits, reverse stock splits, stock dividends on NPB’s common stock, stock combinations or similar events affecting NPB’s common stock. In addition, in the event of any merger, consolidation, sale or other reorganization event in which NPB’s common stock is converted into or exchanged for securities, cash or other property, then following such event, the Registered Holder will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property which the holders would have received had they exercised the warrants immediately prior to the reorganization event.

Except to the extent specified in Section 3, the Registered Holder shall not be entitled to any adjustment as a result of the issuance of common shares for value, including, by way of example only, the sale of authorized but unissued common shares or the issuance of shares pursuant to any equity incentive or compensation plan, the exercises of options or warrants, or any other issuance of any securities of NPB for value.

4. Covenants of NPB. NPB agrees that all shares which may be issued upon the exercise of this warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all preemptive rights of any shareholder and all taxes, liens and charges with respect to the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such Issue).

5. Warrant Registered Holder Not Deemed a Shareholder. The Registered Holder of this warrant, as such, is not entitled to vote or receive dividends or have the rights associated with the owner of common shares for any purpose, as such, any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends, or subscription rights, or otherwise, prior to the issuance of record to the Registered Holder the shares to the Registered Holder upon the exercise of this warrant.

6. Limitations On Exercise of Warrants. This warrant may be exercised in whole and in part on one or more occasions; provided, that partial exercises shall be for not fewer than the purchase of the lesser of (a) not less than one hundred (100) shares or (b) all shares then available for exercise under the warrant. The Registered Holder may exercise the same by surrendering this warrant, with the form of subscription at the end hereof duly executed by such Registered Holder accompanied by payment in U.S. Dollars by personal check drawn on a U.S. bank, including New Peoples Bank, or a cashier’s check drawn only on New Peoples Bank, Inc. payable as set forth below or by wire transfer as provided below.

7. Non-Transferability of Warrants. The Registered Holder understands that NPB shall not permit the purchase of any shares under this warrant by any person other than the Registered Holder or transferees by operation of the law. This warrant is not transferable except by operation of the law. The Registered Holder further understands that only the Registered Holder may exercise or attempt to exercise this warrant. The warrants are not attached to the shares that were offered in the offering in connection with which the warrants were issued. If these shares are transferred by the Registered Holder, the Registered Holder will retain the related warrants.

8. Notices. All communications hereunder shall be In writing mailed by registered or certified mail, hand delivery or delivered by courier, if to NPB to 67 Commerce Drive, Honaker VA 24260, Attention: President; or if to Registrar and Transfer Company, the Warrant Agent, to 10 Commerce Drive, Cranford N.J. 07016, Attention: Reorg/Exchange Department. All communications hereunder shall be in writing and, If sent to the Registered Holder, shall be mailed by registered or certified mall, hand delivered or delivered by courier, to the address of such Registered Holder as set forth in NPB’s or Registrar and Transfer’s records. The Registered Holder may change his, her or its address by proper notice to NPB and Registrar and Transfer sent in conformity with this Section. Risk of non-transmission or untimely delivery of any notice shall be and remain at all times on the Registered Holder.

DELIVERY OPTIONS FOR SHARES

By Mail, Hand or Overnight Courier:

Registrar & Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

Attention: Reorg/Exchange Department

Delivery to an address other than the address listed above will not constitute valid delivery.

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

IF YOU WISH TO EXERCISE ALL OR A PORTION OF YOUR WARRANTS

I exercise		warrants x 1.00. =
	(no. of warrants)		(total no. of your new shares)

Therefore, I apply for:

x $1.75 = $
(no. of new shares)		(amount enclosed)

TO EXERCISE: I acknowledge that I received the Prospectus and I hereby irrevocably exercise the number of warrants set forth above for the number of shares indicated above on the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares which I have subscribed, the Company may exercise its legal remedies against me.

Signature(s) of Subscriber(s)

                    Indicate, by initialing in the provided blank, that you are aware of the absence of deposit insurance covering the securities being sold pursuant to this Warrant Certificate.

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS WARRANT CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardians(s), attorney(s)-in-fact, agent(s),officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):	Taxpayer ID# or Social Security #:

Capacity (Full Title)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN U.S. DOLLARS BY PERSONAL CHECK DRAWN ON A U.S. BANK, INCLUDING NEW PEOPLES BANK, OR BY A CASHIER’S CHECK DRAWN ONLY ON NEW PEOPLES BANK OR WIRETRANSFER PAYABLE TO REGISTRAR AND TRANSFER COMPANY.